SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2003

E*TRADE Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Bohannon Drive, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
-

Registrant’s telephone number, including area code: (650) 331-6000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On June 18, 2003, the Board of Directors accepted the resignation of Mr. Vaughn A. Clarke as a Director. The Company is currently engaged in a search to fill the vacancy left by Mr. Clarke’s resignation and will fill the vacancy with an independent outside director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2003

E*TRADE GROUP, INC.

By:	/s/ RUSSELL S. ELMER
Russell S. Elmer, Corporate Secretary

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